Exhibit 99.1

AUXILIUM PHARMACEUTICALS, INC. TO PRESENT

CCH DATA FOR CONCURRENT TREATMENT OF
MULTIPLE DUPUYTREN’S CORDS AT ASSH ANNUAL MEETING

Study Results of Concurrent CCH Injections to Treat Two Dupuytren’s Contracture Cords with Delayed Finger Extension Selected for Best Paper Session; Data Support Safe and Effective Use of CCH for Treatment of Two Affected Joints Concurrently

CHESTERBROOK, Pa., August 28, 2014 — Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, today announced that data from trials evaluating the use of collagenase clostridium histolyticum (CCH) for treating two Dupuytren’s contracture (DC) cords concurrently in adult patients with a palpable cord will be presented at the upcoming 69th Annual Meeting of the American Society for Surgery of the Hand (ASSH) being held in Boston on September 18-20, 2014. XIAFLEX® (CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult DC patients with a palpable cord.

DC is a progressive hand disease that can present with multiple collagen “cords” that limit finger movement and hand function. It is estimated that 35 to 40 percent of annual surgical procedures in the U.S. are performed to treat more than one DC cord at a time[i].

The AUX-CC-867 MULTICORD (MULtiple Treatment Investigation of Collagenase Optimizing the Resolution of Dupuytrens) study data examining the effect of delayed finger extension on patients who received two concurrent injections of CCH to treat two affected joints in the same hand were selected for the meeting’s Best Paper Session. Additional findings from the MULTICORD study featured in meeting presentations include the safety and efficacy of CCH as a treatment for two affected joints in the same hand concurrently and an analysis of efficacy based upon baseline joint severity. Additionally, a podcast has been selected for presentation that describes an analysis of the MULTICORD study treating two affected joints in the same hand concurrently using local anesthesia prior to finger extension. Finally, data will also be presented from the AUX-CC-862 retreatment study examining the retreatment of recurrent contractures in DC joints that were previously treated with CCH.

“The data presented at this year’s Annual ASSH Meeting help support the efficacy and safety profile of CCH as a non-surgical treatment option for treating two cords concurrently during one office procedure, expanded flexibility with timing of the finger extension procedure and the retreatment of recurrent joints in those who were previously treated with CCH,” said Adrian Adams, Chief Executive Officer and President of Auxilium Pharmaceuticals.

Data to be presented on CCH include:

•                  Effect of Delayed Finger Extension on the Efficacy and Safety of Collagenase Clostridium Histolyticum Treatment for Dupuytren’s Contracture (Clinical Paper 01, Selected for the  Best Paper Session, Podium Presentation, Thursday, September 18, 2:00 p.m. ET)

•                  Prospective Multicenter, Multinational Study to Evaluate the Safety and Efficacy of Concurrent Collagenase Clostridium Histolyticum Injections to Concurrently Treat Two Dupuytren’s Contractures in the Same Hand (Clinical Paper 47, Podium Presentation, Friday, September 19, 2:00 p.m. ET)

•                  Treatment of Recurrent Dupuytren’s Contractures in Joints Previously Effectively Treated With Collagenase Clostridium Histolyticum: Final Results (Clinical Paper 48, Podium Presentation, Friday, September 19, 2:00 p.m. ET)

•                  Effect of Baseline Severity on the Safety and Efficacy of Concurrent Collagenase Clostridium Histolyticum Injections to Treat Two Dupuytren’s Contractures (Clinical Paper 44, Podium Presentation, Friday, September 19, 2:00 p.m. ET)

•                  Use of Local Anesthesia During Finger Extension: Effects on Efficacy and Safety of Collagenase Clostridium Histolyticum for Concurrent Treatment of Two Dupuytren’s Contractures ( Podcast 1384)

The U.S. Food and Drug Administration is reviewing the Company’s submission of a supplemental Biologics License Application (sBLA) requesting approval of XIAFLEX for the treatment of two Dupuytren’s cords concurrently. The PDUFA date for the sBLA is October 20, 2014.

About Dupuytren’s Contracture (DC)

DC is a progressive condition affecting the hand, specifically the layer of tissue just under the skin of the palm and fingers. While this layer of tissue normally contains collagen, in patients with DC there is an increase in the amount of collagen produced. Abnormal collagen build-up results in nodule and cord formation that worsens over time. Eventually, rope-like collagen cords may form, thicken and shorten, causing the fingers to be drawn in toward the palm. This thickening and shortening of the Dupuytren’s cord can reduce the finger’s range of motion (how much a person can move or straighten them). Once the Dupuytren’s collagen cord can be felt, it is referred to as a “palpable cord.” (1),(2)

About XIAFLEX

XIAFLEX (collagenase clostridium histolyticum, or CCH) is a biologic approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture (DC) patients with a palpable cord and in the U.S. for the treatment of adult men with PD with a palpable plaque and penile curvature deformity of at least 30 degrees at the start of therapy. XIAFLEX consists of a combination of two subtypes of collagenase, derived from Clostridium histolyticum. Together, the collagenase sub-types are thought to work synergistically to break the bonds of the triple helix collagen structure. XIAFLEX has been granted Orphan status in the U.S. by the FDA for DC and PD.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a fully integrated specialty biopharmaceutical company with a focus on developing and commercializing innovative products for specialist audiences. With a broad range of first- and second-line products across multiple indications, Auxilium is an emerging leader in the men’s healthcare area and has strategically expanded its product portfolio and pipeline in orthopedics, dermatology and other therapeutic areas. The Company now has a broad portfolio of 12 approved products. Among other products in the U.S., Auxilium markets edex®(alprostadil for injection), an injectable treatment for erectile dysfunction, Osbon® ErecAid®, the leading device for aiding erectile dysfunction, STENDRA® (avanafil), an oral erectile dysfunction therapy, Testim® (testosterone gel) for the topical treatment of hypogonadism, an Authorized Generic version of Testim (testosterone gel) with its partner Prasco, LLC, TESTOPEL® (testosterone pellets) a long-acting implantable testosterone replacement therapy, XIAFLEX® (collagenase clostridium histolyticum or CCH) for the treatment of Peyronie’s disease and XIAFLEX for the treatment of Dupuytren’s contracture. The Company also has programs in Phase 2 clinical development for the treatment of Frozen Shoulder syndrome and cellulite. To learn more, please visit www.Auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, which discuss matters that are not facts, and may include words to indicate their uncertain nature such as “believe,” “expect,” anticipate,” “intend,” “plan,” “could,” “estimate,” “project,” “will,” and “target.”  Our forward-looking statements convey management’s expectations, beliefs, plans and objectives regarding future performance of the Company and are based upon preliminary information and management assumptions, and include statements about the Company’s plans to present XIAFLEX data at the ASSH annual meeting, the efficacy and safety profiles of XIAFLEX, continued evaluation of XIAFLEX, whether and when the FDA might approve the Company’s sBLA for treating two Dupuytren’s cords concurrently; and the Company’s product candidates in development. While the Company may elect to update the forward-looking statements made in this news release in the future, the Company specifically disclaims any obligation to do so.  Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, intellectual property rights, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration, and those risks discussed in our reports on file with the Securities and Exchange Commission (the “SEC”).  Our SEC filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “ Investors - SEC Filings.”  There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements.

Auxilium Contacts:

Keri P. Mattox / SVP, IR &	Nichol L. Ochsner / Senior Director, IR &
Corporate Communications	Corporate Communications
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
kmattox@auxilium.com	nochsner@auxilium.com

(1)  Luck JV. Dupuytren’s contracture: a new concept of the pathogenesis correlated with surgical management. J Bone Joint Surg Am. 1959;41(4):635-664.

(2)  Desai SS, Hentz VR. Collagenase clostridium histolyticum for Dupuytren’s contracture. Expert Opin Biol Ther. 2010;10(9):1395-1404.